NYSE MKT Equities Exchange Symbol - UEC

Uranium Energy Corp Reports a 77% Increase in Estimated Uranium Resource at Burke Hollow Project in South Texas

  Inferred Resources increase from 2.89 million pounds U3O8 to 5.12 million pounds U3O8

  Discovery and delineation of higher grade zones has doubled uranium grade

  Former Exploration Target develops into newly defined Inferred Resource

  Potential for additional resource expansion with two new prospective mineralized areas discovered by recent drilling and a previously identified Exploration Target still to be drilled

  Only 45% of the expanded Project has been explored to date

  Environmental permitting advances with both Mine Permit and Radioactive Materials License applications submitted to TCEQ earlier this year

Corpus Christi, TX, November 18, 2014 - Uranium Energy Corp (NYSE MKT: UEC; "UEC" or, the "Company") is pleased to announce that it has completed an updated National Instrument 43-101 ("NI 43-101") resource1 for the Company's Burke Hollow, Texas, property (the "Project") that estimates an inferred mineral resource of 5.12 million pounds of uranium ("U3O8") at a weighted average grade of 0.09% U3O8. This resource update includes information from 526 drill holes and represents an increase of 2.23 million pounds of U3O8 over the previous Project inferred mineral estimate, a 77% increase. This mineral resource estimate was completed using accepted methods mandated by NI 43-101 and Canadian Institute of Mining, Metallurgy and Petroleum standards utilizing a grade cutoff of 0.02% U3O8, and a grade times thickness product cut-off (GT) of 0.30. Details of the resource are set out in the table below.

Concurrently, the Company is advancing production permitting for the Project and submitted a Radioactive Material License and Mine Permit application to the Texas Commission on Environmental Quality earlier in 2014. The Company has initiated permitting activities on the Project so it can move immediately into the extraction pipeline, consistent with the Company's hub-and-spoke model for its South Texas assets. Additional exploration and development drilling is planned for Burke Hollow.

Amir Adnani, President and CEO, stated, "The Company's hub-and-spoke strategy in South Texas is advancing ahead of expectations. As the third of six projects in the South Texas region, we anticipate Burke Hollow can be easily integrated into our existing operations and provide significant synergies to our Palangana and Goliad Projects. An additional three projects are in the exploration phase, also surrounding our Hobson Processing Plant."

Andy Kurrus, VP-Resource Development, added, "Burke Hollow is a grass-roots discovery by the UEC team. We are only 526 holes into this Project, and have already developed an impressive resource. Historically, most of the previous ISR projects have drilled double the number of holes before developing a resource like the current Burke Hollow estimate. The geological team is confident that the resource at Burke Hollow will expand further. We have identified three potential areas for additional drilling, each of which could add to the resource total. In addition, at almost 20,000 acres, Burke Hollow has a large project area (more than four-times the size of our Goliad Project) with more than half of the prospective area yet to be explored."
Burke Hollow Estimate Of Inferred Mineral Resources (PFN)*
Trend	Area (ft2)	Average Thickness (Ft)	Average Grade pU3O8 (%)	Average GT >0.3 GT (0.02% Cutoff)	Contained U3O8 (Mlbs)	Tons
Lower A1(Graben)	1,287,077.0	11.0	0.097	1.079	1,624,844.62	837,548.77
Lower A2 (Graben)	271,257.9	8.8	0.073	0.514	163,129.09	111,732.26
Upper B (Graben)	627,764.6	7.7	0.063	0.489	359,162.96	285,049.97
Lower B1 (Graben)	470,064.2	9.5	0.091	0.885	486,728.00	267,432.97
Lower B2(Graben)	413,643.3	9.5	0.091	0.846	409,432.40	224,962.86
Graben Totals					3,043,297.07	1,726,726.82
Lower B1 (East Side)	1,026,492.6	9.2	0.093	0.863	1,036,459.81	557,236.46
Lower B2 (East Side)	1,082,236.5	9.4	0.085	0.823	1,042,096.37	612,997.86
East Side Totals					2,078,556.18	1,170,234.32
Graben and East Side (Project) Totals			**Average Grade .09% U3O8	Graben and East Side Total	5,121,853.25	2,896,961.14

*                All grade values are based on Prompt Fission Neutron ("PFN") logging
**              Weighted average across the project area.

An NI 43-101 updated technical report on the Burke Hollow property will be filed on SEDAR within 45 days of this news release. The technical report will be authored by Clyde L. Yancey, Vice President of Exploration, UEC, who is a Qualified Person as defined by NI 43-101, with contributions from Andrew Kurrus, Vice President of Resource Development for the Company, and Neal Kunkel, Exploration Geologist. Prior to and separate from the pending technical report, an independent NI 43-101 technical report entitled "Technical Report for the Burke Hollow Uranium Project, Bee County, Texas, U.S.A., 43-101 Technical Report" dated January 7, 2013 (the "Initial Technical Report"), was prepared by and filed on SEDAR for the Burke Hollow Project by Thomas A. Carothers, PG, Bruce Davis, FAusIMM, and Robert Sim, PGeo.

This updated inferred mineral resource estimate is based on a total of 246,400 feet of drilling in 526 holes. Resource data were generated from drill hole samples, gamma-ray logging, chemical assays, PFN and the interpretation of a geologic model, which relates to the spatial distribution of uranium in the deposit. An inferred mineral resource does not have the confidence level to be included with higher classifications of mineral resource and should not form the basis for economic development.

The Initial Technical Report defined two areas within the Project area as Exploration Targets2, with the potential to contain resources ranging between 1.8 million and 7.2 million pounds with grades between 0.03% U3O8 and 0.06% U3O8 across both areas (Carothers, Davis and Sim, 2013). The eastern Exploration Target was, in part, the focus of the most recent drilling campaign which determined that a mineralized trend was present over approximately 2 miles within the "target area", now containing an inferred resource of 2.08 million pounds U3O8 in the Lower B1 and B2 East Side Sands as shown in the resource table above. The second Exploration Target or Southern Target has not yet been investigated and remains a viable target. It must be stressed that these projections of potential quantity and grade are extremely conceptual in nature, that there has been insufficient exploration to define a mineral resource and that it is uncertain if further exploration will result in the ability to estimate uranium mineral resources.

Current drilling to date has identified two additional potential areas within the Project boundaries, being the Lower Goliad target and the Lower B target. Both of these areas have mineralized trends with strong grade to thickness products warranting additional drilling. The Lower B target extends over 4.3 miles and the Lower Goliad target extent is unknown at this time. The Company is confident, based on project-specific data, that these two recently discovered trends, along with the previously identified Southern Target, will develop resources with additional drilling. The Company is choosing not to assign Exploration Target potential ranges at this time.

The Company's Burke Hollow Project is a 19,335-acre (30.21 sq. miles) property located in eastern Bee County, Texas. The Project is situated within the prolific South Texas Uranium Belt, and is located approximately 50 miles to the southeast of the Company's Hobson Processing Plant. The Company initiated its exploration drilling campaign at Burke Hollow on May 22, 2012, and the most recent drilling campaign was completed in September this year. The target sands are located from approximately 160 feet to 1,100 feet in depth. A total of 526 holes have been drilled, logged, and either cased or plugged to date, for a total footage drilled of 246,400 feet.

The results of the borehole gamma-ray and resistance logs, as well as PFN logs, indicate that uranium mineralization occurs in the Goliad Formation sand/sandstone units below the water table. Evaluation of existing average grade of uranium mineralization and the depth of mineralized zones indicate in-situ recovery would likely be the most suitable mining method for this Project.

The technical information in this news release has been prepared in accordance with the Canadian regulatory requirements set out in NI 43-101 and was reviewed by Clyde L. Yancey, P.G., Vice President-Exploration for the Company, a QP under NI 43-101.

About Uranium Energy Corp

Uranium Energy Corp is a U.S.-based uranium mining and exploration company. The Company's fully licensed Hobson Processing Plant is central to all of its projects in South Texas, including the operating Palangana in-situ recovery (ISR) mine, the permitted Goliad ISR project and the development-stage Burke Hollow ISR project. Additionally, the Company controls a pipeline of advanced-stage projects in Arizona, Colorado and Paraguay. The Company's operations are managed by professionals with a recognized profile for excellence in their industry, a profile based on many decades of hands-on experience in the key facets of uranium exploration, development and mining.

Contact Uranium Energy Corp Investor Relations at:
Toll Free: (866) 748-1030
Fax: (361) 888-5041
E-mail: info@uraniumenergy.com

Stock Exchange Information:
NYSE MKT: UEC
Frankfurt Stock Exchange Symbol: U6Z
WKN: AØJDRR
ISN: US916896103

1 Notice to U.S. Investors

The mineral resources referred to herein have been estimated in accordance with the definition standards on mineral resources of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in NI 43-101 and are not compliant with U.S. Securities and Exchange Commission (the "SEC") Industry Guide 7 guidelines. In addition, measured mineral resources, indicated mineral resources and inferred mineral resources, while recognized and required by Canadian regulations, are not defined terms under SEC Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. Accordingly, we have not reported them in the United States. Investors are cautioned not to assume that any part or all of the mineral resources in these categories will ever be converted into mineral reserves. These terms have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. In particular, it should be noted that mineral resources which are not mineral reserves do not have demonstrated economic viability. It cannot be assumed that all or any part of measured mineral resources, indicated mineral resources or inferred mineral resources will ever be upgraded to a higher category. In accordance with Canadian rules, estimates of inferred mineral resources cannot form the basis of feasibility or other economic studies. Investors are cautioned not to assume that any part of the reported measured mineral resources, indicated mineral resources or inferred mineral resources referred to herein are economically or legally mineable.

2 Exploration Targets

In the Company's subject Initial Technical Report and any other technical reports all tonnages, grade, and contained pounds for exploration targets should not be construed to reflect a calculated mineral resource (inferred, indicated, or measured). The potential quantities and grades, as stated in such technical reports, are conceptual in nature and there has been insufficient work to date to define a NI 43-101 compliant resource. Furthermore, it is uncertain if additional exploration will result in the discovery of an economic mineral resource on the Project.

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes "forward-looking statements" as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as "expects" or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans, "estimates" or "intends", or stating that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved) are not statements of historical fact and should be viewed as "forward-looking statements". Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.

Certain matters discussed in this news release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved.  Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company's ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company's filings with the Securities and Exchange Commission. For forward-looking statements in this news release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.